Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


     I consent to the use in this Registration Statement on July 11, 2001 of Sword Comp-Soft Corp., of my report dated April 13, 2001 appearing n the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.


                                                  By:  /s/ Mark Cohen
                                                       --------------
                                                       Mark Cohen C.P.A.


Hollywood, Florida
07/11/01